As filed with the Securities and Exchange Commission on December 31, 1996
                                                           Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                            ---------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                           ----------------------

                         DECISIONONE HOLDINGS CORP.
             (Exact name of issuer as specified in its charter)

           Delaware                                                              13-3435409
(State or other jurisdiction of                                        (I.R.S. Employer Identification
incorporation or organization)                                                      No.)

                            50 East Swedesford Road
                           Frazer, Pennsylvania 19355
                                 (610) 296-6000
          (Address of Principal Executive Offices, including Zip Code)

      AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full title of the plan)

                               THOMAS M. MOLCHAN
                    General Counsel and Corporate Secretary
                           DecisionOne Holdings Corp.
                            50 East Swedesford Road
                           Frazer, Pennsylvania 19355
                    (Name and address of agent for service)
                                 (610) 296-6000
         (Telephone number, including area code, of agent for service)

                           -----------------------

                                   Copies to:

                                 DAVID R. KING
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                             Philadelphia, PA 19103
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                               Proposed maximum   Proposed maximum
             Title of securities          Amount to be          offering price   aggregate offering        Amount of
              to be registered             registered            per share(1)         price(1)          registration fee
--------------------------------------------------------------------------------------------------------------------------------
                Common Stock,
             par value $.01 per           2,000,000 (2)            $16.125           $32,250,000           $9,772.73
                    share
===============================================================================================================================

(1) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee based on the average of the reported high and low sales prices for a share of Common Stock on December 27, 1996 as reported on the Nasdaq National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         DecisionOne Holdings Corp. (the "Company") incorporates herein by reference the following documents as filed with the Commission:

                 (a) The Company's latest annual report ("Annual Report"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                 (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

                 (b) The description of the Company's common stock, par value $.01 per share (the "Common Stock") contained in the Registration Statement on Form 8-A, filed by the Company with the Securities and Exchange Commission on April 25, 1996 to register such securities under the Securities Exchange Act of 1934, as amended.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The financial statements for the Company's last completed fiscal year included in the Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report contained therein. Such financial statements, to the extent they relate to audited periods, are incorporated herein in reliance upon the reports of Deloitte & Touche LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing. To the extent that Deloitte & Touche LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon such reports and such authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants to a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company.

         As permitted by the DGCL, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

         While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

         The Company's By-laws contained provisions for indemnification of directors, officers and employees which are substantially the same as Section 145 of the DGCL and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the Company's By-laws. The Company has purchased directors and officers insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                                                Exhibit
------                                                -------

  4              -            Amended and Restated Stock Option and Restricted Stock Purchase Plan.(1)

  5.1            -            Opinion of Thomas M. Molchan, Esq.

 23.1            -            Consent of Thomas M. Molchan, Esq. (included as part of Exhibit 5.1 hereto).

 23.2            -            Consent of Deloitte & Touche LLP.

 24.1            -            Powers of Attorney (included as part of the signature page of this Registration
                              Statement).

----------------
(1) Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

ITEM 9.  UNDERTAKINGS.

   (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  To include any prospectus required by Section 10
   (a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frazer, Commonwealth of Pennsylvania on the 31st day of December, 1996.

                                        DECISIONONE HOLDINGS CORP.


                                        By:/s/ Thomas M. Molchan
                                           ------------------------
                                           Thomas M. Molchan
                                           Corporate Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Thomas M. Molchan his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post- effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate.

            Signature                                               Title                Date
            ---------                                               -----                ----


                                                                    Director             December 31, 1996
            ------------------------------------------
               Bruce K. Anderson


            /s/ Michael C. Brooks                                   Director             December 31, 1996
            ---------------------------------
               Michael C. Brooks


            /s/ Kenneth Draeger                                     Director and Chief   December 31, 1996
            ---------------------------------                       Executive Officer
               Kenneth Draeger                                      (Principal
                                                                    Executive Officer)


            /s/ Thomas E. McInerney                                 Director             December 31, 1996
            -------------------------------
               Thomas E. McInerney


            /s/ Arthur F. Weinbach                                  Director             December 31, 1996
            ----------------------------------
               Arthur F. Weinbach


            /s/ Thomas J. Fitzpatrick                               Chief Financial      December 31, 1996
            ------------------------------------                    Officer (Principal
               Thomas J. Fitzpatrick                                Financial and
                                                                    Accounting Officer)


                           DecisionOne Holdings Corp.
                            Registration on Form S-8
                               Index to Exhibits

Exhibit
Number                                     Exhibit                                            Page
------                                     -------                                            ----

  5.1                         -      Opinion of Thomas M. Molchan, Esq.

 23.1                         -      Consent of Thomas M. Molchan, Esq.
                                     (included as part of Exhibit 5.1
                                     hereto).

 23.2                         -      Consent of Deloitte & Touche LLP.

 24.1                         -      Powers of Attorney (included as part of
                                     the signature page of this Registration Statement).





                                      II-5